Independent auditors' consent
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The board and shareholders AXP Selective Fund, Inc.:

The board of trustees and unitholders Income Trust:
         Quality Income Portfolio


We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.


                                                   /s/ KPMG LLP
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                                                       KPMG LLP


Minneapolis, Minnesota
July 25, 2001